Exhibit 32

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of Dyax Corp. (the “Company”) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 18, 2009
/s/ Gustav A. Christensen
Gustav A. Christensen
Chief Executive Officer

Dated:	August 18, 2009
/s/ George Migausky
George Migausky
Chief Financial Officer